EXHIBIT 11


                          NORTHWEST NATURAL GAS COMPANY
                 Statement re: Computation of Per Share Earnings
                                   (Unaudited)



                                                      Three Months Ended            Six Months Ended
Thousands, except per share amounts                        June 30,                     June 30,
------------------------------------------------------------------------------------------------------
                                                       2002        2001              2002       2001
                                                    ----------------------------   -------------------

Earnings (Loss) Applicable to Common Stock ......   $ (3,582)   $  4,261           $ 30,270   $ 29,560

     Debenture Interest Less Taxes ..............         74          92                148        188
                                                    --------    --------           --------   --------

Net Income (Loss) Available for Diluted Common
   Stock ........................................   $ (3,508)   $  4,353           $ 30,418   $ 29,748
                                                    ========    ========           ========   ========


Average Common Shares Outstanding ...............     25,410      25,103             25,338     25,155


     Stock Options ..............................         73          31                 61         34

     Convertible Debentures .....................        336         427                336        427
                                                    --------    --------           --------   --------


Diluted Common Shares ...........................     25,819      25,561             25,735     25,616
                                                    ========    ========           ========   ========


Diluted Earnings (Loss) per Share of Common Stock   $  (0.14)   $   0.17           $   1.18   $   1.16
                                                    ========    ========           ========   ========